EXHIBIT 99.1

DTS Reports Strong Third Quarter 2014 Financial Results

CALABASAS, Calif., Nov. 10, 2014 (GLOBE NEWSWIRE) -- DTS, Inc. (Nasdaq:DTSI), a leader in high-definition audio solutions, today announced financial results for the third quarter ended September 30, 2014.

"DTS delivered strong revenue and earnings growth in the third quarter. We also made important progress on a number of key strategic fronts during the quarter, including expanding our connected TV business, continuing to build out our Play-Fi ecosystem and preparing for the broader commercialization of Headphone:X in the mobile space," said Jon Kirchner, Chairman and CEO of DTS, Inc. "As a result of our continued progress, we have again decided to raise our 2014 outlook. Equally important, as we look ahead over the next few years, we feel confident about our opportunities for continued growth as we innovate and increase penetration in the connected TV, mobile and wireless audio markets."

Financial Comparison
	Q3 2014	Q3 2013
Total Revenue	$35.7 million	$28.2 million
Year-over-Year Growth Rate	27%

GAAP Net Income	$3.9 million	$2.0 million
GAAP Earnings Per Share*	$0.22	$0.11

Non-GAAP Operating Margin	27%	21%
Non-GAAP Net Income	$6.7 million	$3.6 million
Non-GAAP Earnings Per Share*	$0.39	$0.19
*Earnings/(Loss) Per Diluted Share Net of Tax

Other GAAP Results
	Q3 2014	Amount Per Diluted Share*
Stock-Based Compensation	$2.7 million	$0.11
Amortization of Intangibles	$2.3 million	$0.09
*Amount Per Diluted Share Net of Tax @ 30%

As of September 30, 2014, DTS had cash and investments totaling $86.5 million and generated $20.2 million in operating cash flow during the third quarter of 2014.

The GAAP and non-GAAP reconciling items for the quarters ended September 30, 2014 and 2013 can be found in the "Non-GAAP Financial Metrics" schedule attached to this press release and on the investor relations portion of the Company's website at www.DTS.com.

Business Outlook

The Company raised its outlook for the full year 2014 and now expects revenue in the range of $140 to $144 million, non-GAAP operating margin in the mid to upper 20s and non-GAAP diluted EPS in the range of $1.48 to $1.55 based on a 30% effective tax rate. Stock-based compensation expense is expected to be in the range of $0.60 to $0.66 per diluted share net of tax and amortization of intangibles is expected to be in the range of $0.51 to $0.57 per diluted share net of tax.  On a GAAP basis, the Company expects its effective tax rate to be approximately negative 10% to negative 15%, which is net of $5 to $6 million of discrete item credits. The Company expects GAAP operating margin of approximately 9% to 11% and GAAP diluted EPS in the range of $1.00 to $1.05.

The Company continues to expect its organic growth in 2014 to come primarily from the network-connected markets, specifically connected TVs, mobile devices and PCs. Network-connected markets are expected to represent more than 50% of total revenue in 2014.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for stock-based compensation, the amortization of intangible assets, and certain acquisition, integration and realignment-related costs, change in fair value of contingent consideration and impairment of intangible assets. Over the past several years, the Company's GAAP tax rate has been subject to substantial variability caused by three-year cumulative pre-tax losses in the US, which required the Company to record a valuation allowance against all United States Federal deferred tax benefits. For the third quarter of 2013, the Company's pre-tax earnings included a normalized 40% effective tax rate as management believed that the Company's inability to utilize its US deferred tax benefits would be temporary. In 2014, the Company effected a complex restructuring of certain intellectual property rights which addressed the issue of US taxable income. With the Company's global entity structure now optimized, management believes the appropriate measure for its third quarter 2014 results is to impute a normalized 30% effective tax rate on the pre-tax earnings of the Company. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate DTS' financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures.

Conference Call Information for November 10, 2014

DTS will host a conference call and live webcast at 1:30 p.m. Pacific Time to discuss the third quarter ended September 30, 2014 results. To access the conference call, dial 1-888-438-5453 or 1-719-457-2697 (outside the U.S. and Canada). A live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.dts.com and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 4:30 p.m. Pacific Time, November 10, 2014 through 11:59 p.m. Pacific Time, November 17, 2014, by dialing 1-888-203-1112 or 1-719-457-0820 (outside the U.S. and Canada) and entering pass code 3279009.

About DTS, Inc.

DTS, Inc. (Nasdaq:DTSI) is a premier audio solutions provider for high-definition entertainment experiences—anytime, anywhere, on any device. DTS exists to make the world sound better. DTS' audio solutions are designed to enable recording, delivery and playback of simple, personalized, and immersive high-definition audio, and are incorporated by hundreds of licensee customers around the world into an array of consumer electronics devices. From a renowned legacy as a pioneer in high definition multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc™ standard and is now increasingly deployed in enabling compelling digital delivery of movies, music, games and other forms of digital entertainment to a growing array of network-connected consumer electronics devices. DTS technology is in televisions, personal computers, mobile phones, tablets, digital media players, set-top-boxes, video game consoles, Blu-ray Disc players, audio/video receivers, wireless speakers, soundbars, DVD based products, automotive audio systems, and home theater systems. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California. DTS also has offices in Encino, Los Gatos, Poway and Santa Ana, California, Washington, China, France, Hong Kong, Ireland, Japan, Singapore, South Korea, Taiwan and the United Kingdom.  Copyright 2014, DTS, Inc., DTS, the Symbol, and DTS and the Symbol together are registered trademarks of DTS, Inc. All other trademarks are the properties of their respective owners. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "intends," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions, financial or operating performance, or future effective tax rates, including statements regarding overall profitability in 2014; any statements regarding anticipated growth in the network-connected markets and in the Blu-ray, automotive and home AV markets; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, our ability to penetrate the on-line and mobile content delivery market and adapt our technologies for that market, the continued decline in optical disc-based product sales, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company's inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company's technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company's research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, negative trends in the general economy, continued weakness in the global financial markets and decreases in consumer confidence, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, unanticipated changes in our tax provisions and other risks and uncertainties more fully described in DTS' public filings with the Securities and Exchange Commission, including DTS' most recent Forms 10-K and 10-Q, available at www.sec.gov. Readers are urged not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

DTS-I

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	As of September 30, 2014	As of December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 81,515	$ 66,025
Short-term investments	5,006	5,004
Accounts receivable, net	20,615	11,637
Deferred income taxes	9,097	5,787
Prepaid expenses and other current assets	3,414	5,480
Income taxes receivable	6,969	2,826
Total current assets	126,616	96,759
Property and equipment, net	27,872	30,116
Intangible assets, net	48,713	50,225
Goodwill	50,374	48,418
Deferred income taxes	13,806	11,667
Other long-term assets	1,873	4,613
Total assets	$ 269,254	$ 241,798

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 3,379	$ 2,802
Accrued expenses	14,105	12,142
Deferred revenue	12,508	10,262
Total current liabilities	29,992	25,206
Long-term debt	30,000	30,000
Other long-term liabilities	8,252	3,480

Stockholders' equity:
Preferred stock	--	--
Common stock	3	3
Additional paid-in capital	233,859	224,971
Treasury stock, at cost	(92,184)	(84,689)
Accumulated other comprehensive income	793	747
Retained earnings	58,539	42,080
Total stockholders' equity	201,010	183,112
Total liabilities and stockholders' equity	$ 269,254	$ 241,798

DTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30
	2014	2013	2014	2013
	(Unaudited)

Revenue	$ 35,676	$ 28,159	$ 108,700	$ 88,075
Cost of revenue	3,302	2,433	8,093	7,167
Gross profit	32,374	25,726	100,607	80,908
Operating expenses:
Selling, general and administrative	18,712	18,784	60,013	59,223
Research and development	9,092	7,490	27,098	23,011
Change in fair value of contingent consideration	200	(5,300)	300	(5,300)
Impairment of intangible assets	--	2,820	--	2,820
Total operating expenses	28,004	23,794	87,411	79,754
Operating income	4,370	1,932	13,196	1,154
Interest and other expense, net	(149)	(27)	(132)	(446)
Income before income taxes	4,221	1,905	13,064	708
Provision (benefit) for income taxes	352	(83)	(3,395)	2,279
Net income (loss)	$ 3,869	$ 1,988	$ 16,459	$ (1,571)

Net income (loss) per common share:
Basic	$ 0.23	$ 0.11	$ 0.96	$ (0.09)
Diluted	$ 0.22	$ 0.11	$ 0.95	$ (0.09)

Weighted average shares outstanding:
Basic	17,126	18,191	17,149	18,239
Diluted	17,418	18,445	17,392	18,239

DTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Nine Months Ended
	September 30
	2014	2013
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$ 16,459	$ (1,571)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,826	11,710
Stock-based compensation charges	8,062	8,774
Deferred income taxes	(8,062)	(3,241)
Tax shortfalls from stock-based awards	(654)	(333)
Excess tax benefits from stock-based awards	(20)	(48)
Change in fair value of contingent consideration	300	(5,300)
Impairment of intangible assets	--	2,820
Other	(122)	562
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	(8,544)	2,544
Prepaid expenses and other assets	1,469	170
Accounts payable, accrued expenses and other liabilities	2,424	(4,614)
Deferred revenue	2,140	1,558
Income taxes receivable	1,499	1,994
Net cash provided by operating activities	25,777	15,025
Cash flows from investing activities:
Purchases of available-for-sale investments	--	(5,014)
Maturities of available-for-sale investments	--	16,684
Cash paid for business acquisitions	(3,200)	--
Sale of other assets	725	--
Purchases of property and equipment	(1,242)	(2,322)
Purchases of intangible assets	(575)	(816)
Net cash provided by (used in) investing activities	(4,292)	8,532
Cash flows from financing activities:
Proceeds from long-term borrowings	30,000	--
Repayment of long-term borrowings	(30,000)	--
Proceeds from the issuance of common stock under stock-based compensation plans	2,245	1,472
Repurchases and retirement of common stock for restricted stock tax withholdings	(765)	(904)
Excess tax benefits from stock-based awards	20	48
Purchases of treasury stock	(7,495)	(8,418)
Net cash used in financing activities	(5,995)	(7,802)
Net change in cash and cash equivalents	15,490	15,755
Cash and cash equivalents, beginning of period	66,025	57,831
Cash and cash equivalents, end of period	$ 81,515	$ 73,586

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company's GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2014	2013	2014	2013
Cost of revenue:
GAAP cost of revenue	$ 3,302	$ 2,433	$ 8,093	$ 7,167
Amortization of intangible assets	2,200	2,267	6,497	6,705
Non-GAAP cost of revenue	$ 1,102	$ 166	$ 1,596	$ 462

Selling, general and administrative:
GAAP selling, general and administrative	$ 18,712	$ 18,784	$ 60,013	$ 59,223
Amortization of intangible assets	134	274	776	788
Stock-based compensation	1,987	2,139	6,040	6,644
Acquisition and integration related costs*	185	1,131	185	1,528
Realignment costs	--	--	785	--
Non-GAAP selling, general and administrative	$ 16,406	$ 15,240	$ 52,227	$ 50,263

Research and development:
GAAP research and development	$ 9,092	$ 7,490	$ 27,098	$ 23,011
Stock-based compensation	678	710	2,022	2,130
Acquisition and integration related costs*	8	--	8	38
Realignment costs	--	--	333	--
Non-GAAP research and development	$ 8,406	$ 6,780	$ 24,735	$ 20,843

Operating income:
GAAP operating income	$ 4,370	$ 1,932	$ 13,196	$ 1,154
Amortization of intangible assets	2,334	2,541	7,273	7,493
Stock-based compensation	2,665	2,849	8,062	8,774
Acquisition and integration related costs*	193	1,131	193	1,566
Change in fair value of contingent consideration	200	(5,300)	300	(5,300)
Impairment of intangible assets	--	2,820	--	2,820
Realignment costs	--	--	1,118	--
Non-GAAP operating income	$ 9,762	$ 5,973	$ 30,142	$ 16,507
Non-GAAP operating income as a % of revenue	27%	21%	28%	19%

Net income (loss):
GAAP net income (loss)	$ 3,869	$ 1,988	$ 16,459	$ (1,571)
Amortization of intangible assets	2,334	2,541	7,273	7,493
Stock-based compensation	2,665	2,849	8,062	8,774
Acquisition and integration related costs*	193	1,131	193	1,566
Change in fair value of contingent consideration	200	(5,300)	300	(5,300)
Impairment of intangible assets	--	2,820	--	2,820
Realignment costs	--	--	1,118	--
Adjustment for income taxes	(2,532)	(2,461)	(12,398)	(4,145)
Non-GAAP net income	$ 6,729	$ 3,568	$ 21,007	$ 9,637

Non-GAAP diluted income per common share	$ 0.39	$ 0.19	$ 1.21	$ 0.52

Non-GAAP weighted average diluted shares outstanding	17,418	18,445	17,392	18,457

* On August 14, 2014, DTS completed its acquisition of assets from Manzanita Systems, Inc.
On July 20, 2012, DTS completed its acquisition of SRS Labs, Inc. in a cash-and-stock transaction.
On July 5, 2012, DTS completed its acquisition of assets from Phorus, Inc. and Phorus, LLC.

Non-GAAP Financial Targets

The following tables show the Company's fiscal year 2014 GAAP guidance reconciled to non-GAAP financial targets.

	Fiscal Year 2014
	Low	High

Operating income as a % of revenue:

GAAP operating income as a % of revenue	9%	11%
Amortization of intangible assets	7%	8%
Stock-based compensation	8%	8%
Realignment costs	1%	1%
Non-GAAP operating income as a % of revenue	25%	28%

Net income per diluted share:

GAAP net income per diluted share	$ 1.00	$ 1.05
Amortization of intangible assets	0.51	0.57
Stock-based compensation	0.60	0.66
Acquisition related costs	0.02	0.02
Realignment costs	0.06	0.07
Adjustment for income taxes	(0.71)	(0.82)
Non-GAAP net income per diluted share	$ 1.48	$ 1.55

Weighted average shares used to compute Non-GAAP
net income per diluted share (millions)	17.5	17.5
CONTACT:  Investor Contact

          DTS, Inc.
          Geri Weinfeld
          Director, Investor Relations
          geri.weinfeld@dts.com
          (818) 436-1231